POWER OF ATTORNEY
Know all by these presents, that the undersigned hereby
constitutes and appoints each of Brad Brubaker,
Eileen McCarthy and Allison Itin
of UiPath Inc. and Robin Lee
of Cooley LLP, signing individually, the undersigneds
true and lawful attorneys-in-fact and agents to:
(1) prepare, execute in the undersigneds name and on the
undersigneds behalf, and submit to the U.S. Securities
and Exchange Commission (the SEC)
any documents necessary or appropriate
to obtain EDGAR codes and passwords
enabling the undersigned to make electronic
filings of reports with the SEC;
(2) execute for and on behalf of the undersigned,
in the undersigneds capacity as an officer,
director and/or greater than 10 percent stockholder
of UiPath Inc. (the Company), Forms 3, 4 and 5
(including any amendments thereto) in accordance
with Section 16(a) of the Securities Exchange
Act of 1934, as amended and the rules thereunder;
(3) do and perform any and all acts for and on behalf
of the undersigned which may be necessary
or desirable to complete and execute any such
Forms 3, 4 or 5 (including any amendments thereto)
and timely file such forms with the U.S.
Securities and Exchange Commission and
any stock exchange or similar authority; and
(4) take any other action of any nature
whatsoever in connection with the foregoing
which, in the opinion of such attorney-in-fact,
may be of benefit to, in the best interest
of, or legally required by, the undersigned,
it being understood that the documents
executed by such attorney-in-fact on behalf
of the undersigned pursuant to this Power
of Attorney shall be in such form and shall contain
such terms and conditions as such attorney-in-fact
may approve in such attorney-in-facts discretion.
The undersigned hereby grants to each such
attorney-in-fact full power and authority
to do and perform any and every act
and thing whatsoever requisite,
necessary or proper to be done in the exercise
of any of the rights and powers herein
granted, as fully to all intents and
purposes as the undersigned might or could do
if personally present, with full power of
substitution or revocation, hereby ratifying
and confirming all that such attorney-in-fact
or such attorney-in-facts substitute or substitutes,
shall lawfully do or cause to be done by
virtue of this power of attorney and the
rights and powers herein granted. The undersigned
acknowledges that the foregoing attorneys-in-fact,
in serving in such capacity at the request of the
undersigned, are not assuming, nor is the Company
assuming, any of the undersigneds responsibilities
to comply with Section 16 of the Securities
Exchange Act of 1934, as amended.
This Power of Attorney
shall remain in full force and effect until
the earliest to occur of (a) the undersigned
is no longer required to file Forms 3, 4 and 5
with respect to the undersigneds holdings
of and transactions in securities issued
by the Company, (b) revocation by the undelrsigned in a
signed writing delivered to the foregoing
attorneys-in-fact or (c) as to any attorney-in-fact
individualy, until such attorney-in-fact is no longer
employed by the Company or employed by or a partner at
Cooley LLP, as applicable.
The undersigned has caused this Power of Attorney
To be executed as of March 9, 2023.
/s/ Karenann Terrell